Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated March 12, 2021, with respect to the financial statements of Southern Trust Mortgage, LLC included in this Annual Report (Form 10-K) for the years ended December 31, 2020 and 2019.

/s/ Richey, May and Co., LLP

Englewood, Colorado

March 15, 2023